UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2020

Bogota Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-227266	84-3501231
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

819 Teaneck Road, Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:      (201) 862-0660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BSBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Employment Agreement with Joseph Coccaro.   On January 15, 2020, Bogota Savings Bank, the wholly-owned subsidiary of Bogota Financial Corp. (the “Company”) entered into an employment agreement with Joseph Coccaro, its President and Chief Executive Officer.  The employment agreement has an initial term that ends on December 31, 2022. The initial term will extend automatically for one additional year on January 1 of each year beginning January 1, 2021 unless either Bogota Savings Bank or Mr. Coccaro give notice no later than 30 days before the anniversary date that the term will not be renewed. At least 30 days prior to each anniversary date of the employment agreement, disinterested members of the board of directors of Bogota Savings Bank will conduct a comprehensive performance evaluation and review of Mr. Coccaro’s performance to determine whether to take action to not renew the employment agreement.

The employment agreement specifies Mr. Coccaro’s base salary will initially be $425,000. The compensation committee of the board of directors (the “Compensation Committee”) may increase, but not decrease, Mr. Coccaro’s base salary.  In addition to the base salary, the agreement provides that Mr. Coccaro will be eligible to participate in any bonus plan or arrangement of Bogota Savings Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. Mr. Coccaro is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Bogota Savings Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties with Bogota Savings Bank, including memberships in organizations as Mr. Coccaro and the board mutually agree are necessary and appropriate.  Mr. Coccaro is also entitled to receive a company automobile and will be reimbursed for the reasonable expenses for its use.

Bogota Savings Bank may terminate the executive’s employment, and Mr. Coccaro may resign, at any time with or without good reason.  In the event of Mr. Coccaro’s termination without cause other than due to death or disability, or voluntary resignation for good reason (a “qualifying termination event”), Bogota Savings Bank would pay Mr. Coccaro a cash lump sum payment equal to the base salary he would have earned had he remained employed for the greater of: (1) the remaining term of the employment agreement; or (2) 24 months.  The severance will be payable to Mr. Coccaro in equal bi-weekly installments for the greater of either the remaining term of the agreement or 24 months, commencing within 60 days following his date of termination.  In addition, Mr. Coccaro would receive 18 consecutive monthly cash payments equal to his monthly COBRA premium in effect as of the date of termination for the level of coverage in effect for Mr. Coccaro under Bogota Savings Bank’s group health plan, so long as an election for COBRA coverage is made.  A “good reason” condition for purposes of the employment agreement would include: any reduction in base salary; a material reduction in authority, duties or responsibilities associated with Mr. Coccaro’s position with Bogota Savings Bank, including an adverse change such that Mr. Coccaro is no longer reporting to the board; a relocation, in connection with a change in control, of Mr. Coccaro’s principal place of employment by more than 25 miles from Bogota Savings Bank’s main office; or a material breach of the employment agreement by Bogota Savings Bank.

In the event of a qualifying termination event during the term occurring on or after a change in control of the Company or Bogota Savings Bank, Mr. Coccaro would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of his: (1) base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the average annual cash bonus earned for the three most recently completed performance periods prior to the change in control.  Such payment is payable in bi-weekly installments for a period of three years, commencing within 30 days following the Mr. Coccaro’s date of termination.  In addition, Mr. Coccaro would receive 18 consecutive monthly cash payments equal to his monthly COBRA premium in effect as of the date of termination for the level of coverage in effect for Mr. Coccaro under Bogota Savings Bank’s (or successor’s) group health plan immediately before his termination, regardless if an election for COBRA coverage is made.

The reorganization of Bogota Savings Bank into the mutual holding company structure or the conversion of Bogota Financial, MHC from mutual to stock form and a contemporaneous stock offering of a newly-formed stock holding company are not considered change in control events for purposes of the employment agreement.

The employment agreement would immediately terminate upon the earlier of Mr. Coccaro’s voluntary resignation without good reason, termination for cause, death or disability, and Bogota Savings Bank would have no obligation to pay any additional severance benefits to Mr. Coccaro under the employment agreement.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Coccaro will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements.  Bogota Savings Bank entered into change in control agreements with each of Brian McCourt, Executive Vice President and Chief Financial Officer, and Kevin Pace, Executive Vice President – Compliance and BSA.  The change in control agreements have terms that initially end on December 31, 2022.  Each agreement will extend automatically for one additional year on January 1 of each year beginning January 1, 2021 so that the remaining term is three years unless either Bogota Savings Bank or the executive gives notice no later than 60 days before such anniversary date that the agreement will not be renewed. At least 30 days prior to each anniversary date of the change in control agreements, disinterested members of the board of directors of Bogota Savings Bank will conduct a comprehensive performance evaluation and review of each executive’s performance to determine whether to not renew the executive’s change in control agreement.  Notwithstanding the foregoing, in the event that the Company or Bogota Savings Bank enters into a transaction that would be considered a change in control as defined under the agreements, the term of the agreements would extend automatically so that they would expire no less than two years beyond the effective date of the change in control.
Upon termination of the executive’s employment by Bogota Savings Bank without “cause” or by executive with “good reason” on or after the effective date of a change in control of the Company or Bogota Savings Bank, the executive would be entitled to a severance payment equal to two times the sum of the executive’s: (1) base salary in effect as of the date of his termination or immediately prior to the change in control, whichever is higher; and (2) the average annual cash bonus earned for the three most recently completed performance periods prior to the change in control.  Such payment is payable in equal bi-weekly installments for two years, commencing within 30 days following the executive’s date of termination.  In addition, each executive would receive 12 consecutive monthly cash payments equal to his monthly COBRA premium in effect as of the date of termination for the level of coverage in effect for the executive under Bogota Savings Bank’s (or successor’s) group health plan, regardless if an election for COBRA coverage is made.

A “good reason” condition for purposes of each change in control agreement would include a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with the executive’s position with Bogota Savings Bank, a relocation of the executive’s principal place of employment resulting in an increase in the executive’s commute by 25 miles or more from Bogota Savings Bank’s main office or a material breach of the change in control agreement by Bogota Savings Bank.
The reorganization of Bogota Savings Bank into the mutual holding company structure or the conversion of Bogota Financial, MHC from mutual to stock form and a contemporaneous stock offering of a newly-formed stock holding company are not considered change in control events for purposes of the change in control agreements.

The foregoing descriptions of the employment agreement and change in control agreements do not purport to be complete and are qualified in their entirety by reference to the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 8.01           Other Events

On January 15, 2020, the Company announced that Bogota Savings Bank has completed its reorganization into the mutual holding company structure and that the Company has closed its initial public stock offering.  A copy of the press release is included herein as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Bogota Savings Bank and Joseph Coccaro dated January 15, 2020
10.2	Change in Control Agreement between Bogota Savings Bank and Brian McCourt dated January 15, 2020
10.3	Change in Control Agreement between Bogota Savings Bank and Kevin Pace dated January 15, 2020
99.1	Press Release dated January 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOGOTA FINANCIAL CORP.

DATE: January 15, 2020	By: /s/ Joseph Coccaro
Joseph Coccaro
President and Chief Executive Officer